As filed with the Securities and Exchange Commission on August 23, 2010
Registration No. 333-122236

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TTI TEAM TELECOM INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

N/A
(Translation of registrant’s name into English)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12 Amal Street, Afek Park
Rosh Ha'ayin 48092, Israel
972-3-926-9700
(Address and telephone number of registrant’s principal executive offices)

TTI Team Telecom International Inc.
2 Hudson Place, Hoboken, NJ 07030
Tel: (201) 795-3883
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

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DE-REGISTRATION OF UNSOLD SHARES AND WITHDRAWAL OF REGISTRATION STATEMENT

        This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-122236), as amended (the “Registration Statement”), of TTI Team Telecom International Ltd. (the “Registrant”), is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the securities which remain unsold under the Registration Statement.

        On August 23, 2010, the Registrant has completed its previously announced sale pursuant to the Agreement and Plan of Merger, dated as of June 8, 2010, by and among TEOCO Corporation, a Delaware corporation (“Parent”), TEOCO Israel Ltd., an Israeli company and a wholly owned subsidiary of Parent (“Merger Sub”), and the Registrant, under which the Registrant has been acquired by Parent through a merger of Merger Sub with and into the Registrant.  Pursuant to the terms of the merger agreement, the Registrant has become a private company and each outstanding ordinary share and preferred share of the Registrant has been automatically converted into the right to receive US$3.00 in cash, without interest and less any applicable withholding taxes.  Accordingly, there will no longer be any outstanding equity securities of the Registrant other than those which will be owned by Parent and the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Registration Statement.

        The Registrant intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha'ayin, in the State of Israel, on August 23, 2010.

TTI TEAM TELECOM INTERNATIONAL LTD.

By:	/s/ Eitan Naor
Name: Eitan Naor
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed by the following persons, in the capacities and on the dates indicated.

/s/ Eitan Naor	August 23, 2010
Eitan Naor
Chief Executive Officer
(Principal Executive Officer)

/s/ Tali Cohen-Tueg	August 23, 2010
Tali Cohen-Tueg
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Atul Jain	August 23, 2010
Atul Jain
Director

/s/ Eitan Naor	August 23, 2010
Eitan Naor
Director

/s/ Philip Giuntini	August 23, 2010
Philip Giuntini
Director

Authorized Representative in the United States:
TTI Team Telecom International Inc.

By: /s/ Tali Cohen-Tueg	August 23, 2010
Name: Tali Cohen-Tueg
Title: Authorized Signatory

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